UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2021

Archimedes Tech SPAC Partners Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	86-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2093 Philadelphia Pike #1968

Claymont, DE 19703

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 560 4753

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one subunit and one-quarter of one warrant	ATSPU	The Nasdaq Stock Market LLC

Subunits included as part of the units, each consisting of one share of common stock, $0.0001 par value, and one-quarter of one warrant	ATSPT	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	ATSP	The Nasdaq Stock Market LLC

Redeemable warrants	ATSPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant

Marcum LLP (“Marcum”) was previously the independent registered public accounting firm for Archimedes Tech SPAC Partners Co. (the “Company”). On August 4, 2021, Marcum was dismissed as the Company’s independent registered public accounting firm. The decision to dismiss Marcum was approved by the Audit Committee of the Company.

During the period from September 15, 2020 (inception) through December 31, 2020, and the subsequent interim period through March 31, 2021, there were no: (1) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The reports of Marcum on the financial statements of the Company during the period from September 15, 2020 (inception) through December 31, 2020, and the subsequent interim period through March 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern and the material weakness identified by the Company in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as described below.

In Item 4 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, management disclosed the existence of a material weakness in internal controls over financial reporting related to the Company's proper accounting classification of the private warrants issued in March 2021 which, due to its impact on the Company’s financial statements, the management determined to be a material weakness. Management concluded that as of March 31, 2021, internal control over financial reporting was not effective. Management has implemented remedial measures to address the material weakness, which involve enhancing the Company’s system of evaluating and implementing the accounting standards that apply to its financial statements, including through enhanced analyses by the Company’s personnel and third-party professionals with whom it consults regarding complex accounting applications. The elements of the Company’s remediation plan can only be accomplished over time, and the management can offer no assurance that these initiatives will ultimately have the intended effects.

During the period from September 15, 2020 (inception) through December 31, 2020, and the subsequent interim period through March 31, 2021, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.

A letter from Marcum is attached as an exhibit to this Report on Form 8-K.

On August 10, 2021, the Company engaged UHY LLP (“UHY”) as its new independent registered public accounting firm for the year ending December 31, 2021. The decision to engage UHY was approved by the Audit Committee of the Company. During the period from September 15, 2020 (inception) through December 31, 2020, and the subsequent interim period prior to the engagement of UHY, the Company did not consult with UHY regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16	Marcum LLP’s letter regarding change in independent registered public accounting firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archimedes Tech SPAC Partners Co.

	By:	/s/ Long Long
		Name:	Long Long
		Title:	Chief Financial Officer

Dated: August 10, 2021

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